Registration No. 333-


                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                            ------------------------

                            SPRINT NEXTEL CORPORATION
             (Exact name of registrant as specified in its charter)

              Kansas                                      48-0457967
   (State or other jurisdiction of                    (I.R.S. Employer
    incorporation or organization)                   Identification No.)

   6200 Sprint Parkway, Overland Park, Kansas                66251
   (Address of principal executive offices)                (Zip Code)


                            SPRINT NEXTEL CORPORATION
                       1988 EMPLOYEES STOCK PURCHASE PLAN
                            (Full title of the plan)
                            ------------------------

                                Charlie R. Wunsch
                                 General Counsel
                            Sprint Nextel Corporation
                               6200 Sprint Parkway
                           Overland Park, Kansas 66251
                     (Name and address of agent for service)

          Telephone number, including area code, of agent for service:
                                 (800) 829-0965


      Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

     Large accelerated filer  |X|             Accelerated filer           ___

   Non-accelerated filer  ___ (Do not check if a smaller reporting company)

                                              Smaller reporting company   ___

                            ------------------------

                         CALCULATION OF REGISTRATION FEE


----------------------------- ------------------ ------------------------------ ------------------------------ ---------------------
Title of securities to be        Amount to be      Proposed maximum offering      Proposed maximum aggregate         Amount of
        registered               registered(1)         price per share(2)               offering price(2)         registration Fee
----------------------------- ------------------ ------------------------------ ------------------------------ ---------------------

Common Stock, Series 1, $2.00
par value                         80,000,000                 $5.07                        $405,600,000                $22,632
----------------------------- ------------------ ------------------------------ ------------------------------ ---------------------


(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of the Registrant's common stock in respect of the securities identified in the above table as a result of any stock dividend, stock split, reorganization, recapitalization or other similar transaction.


(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act and based upon the average of the high and low prices of the Registrant's Common Stock as reported on the New York Stock Exchange on May 13, 2009.




                                EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed by Sprint Nextel Corporation, a Kansas corporation ("Sprint Nextel," the "Company" or the "Registrant"),relating to an additional 80,000,000 shares of its Series I common stock, par value $2.00 per share (the "Common Stock"), issuable to eligible employees of the Company under the 1988 Employees Stock Purchase Plan (the "Plan"), which Common Stock is in addition to the 20,004,186 shares of Common Stock registered on the Company's Form S-8 filed on May 15, 2004 (Commission File No. 333-115607) (the "Prior Registration Statement").

This Registration Statement relates to securities of the same class as those to which the Prior Registration Statement relates, and is submitted in accordance with General Instruction E to Form S-8 regarding registration of additional securities. Pursuant to Instruction E of Form S-8, the contents of the Prior Registration Statement is incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

           PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.    Incorporation of Documents by Reference

     The following documents filed by the Company with the Securities and Exchange Commission (File No. 1-04721) are incorporated in this Registration Statement by reference:

     o Annual Report on Form 10-K for the fiscal year ended December 31, 2008, filed on February 27, 2009.

     o Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, filed on May 8, 2009.

     o January 26, 2009 (only the information reported under Item 2.05 and 5.02 is incorporated herein by reference), as amended by Form 8-K/A filed on January 27, 2009 (only the information reported under Item
          2.05 is incorporated herein by reference), March 3, 2009 (only the information reported under Item 5.02 is incorporated herein by reference) and March 27, 2009.

     o Description of common stock contained in Amendment No. 8 to Sprint Nextel's Registration Statement on Form 8-A relating to Sprint Nextel's Common Stock, Series 1 filed August 12, 2005, and any amendment or report filed for the purpose of updating that description.

     All documents subsequently filed by Sprint Nextel pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, before the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part of this Registration Statement from the date of the filing of such documents (excluding any Current Reports on Form 8-K to the extent disclosure is furnished and not filed).


Item 5.    Interests of Named Experts and Counsel

     The validity of the authorized and unissued shares of Sprint Nextel Common Stock to be issued under the 1988 Employees Stock Purchase Plan was passed upon by Timothy O'Grady, Vice President - Legal and Governance and Assistant Corporate Secretary of Sprint Nextel. As of May 18, 2009, Mr. O'Grady beneficially owns, or has rights to acquire under an employee benefit plan of the Registrant, an aggregate of less than one percent of the Common Stock of the Registrant.



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



Item 8.    Exhibits

Exhibit
Number   Exhibits

4.1 Sprint Nextel Corporation Employees Stock Purchase Plan Amended and Restated effective April 1, 2009.

5.       Opinion and consent of Timothy O'Grady, Esq.

23.1     Consent of KPMG LLP.

23.2     Consent of Timothy O'Grady, Esq. is contained in his opinion filed as
         Exhibit 5.

24.      Power of Attorney is contained on page II-7 of this Registration
         Statement.









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



Item 9.    Undertakings.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales of the securities being registered are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, unless such information is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 and incorporated herein by reference;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the Registration Statement, unless such information is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 and incorporated herein by reference; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

                  (i) If the registrant is relying on Rule 430B:

                           (A) Each prospectus filed by the registrant pursuant
to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

                           (B) Each prospectus required to be filed pursuant to
Rule 424(b)(2), (b)(5), or (b)(7) as part of a Registration Statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial


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

bona fide offering thereof. Provided, however, that no statement made in a Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date; or

                  (ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a Registration Statement relating to an offering, other than Registration Statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the Registration Statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such date of first use.

         (5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

         The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

                  (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

                  (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

                  (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

                  (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

         (6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing


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

provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.







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



                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Overland Park, State of Kansas, on the 18th day of May, 2009.

                                    SPRINT NEXTEL CORPORATION



                                    By: /s/ Robert H. Brust
                                    Name:   Robert H. Brust
                                    Title:  Chief Financial Officer








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




                                POWER OF ATTORNEY

We, the undersigned officers and directors of Sprint Nextel Corporation, hereby severally constitute Charles R. Wunsch, Robert H. Brust, Timothy P. O'Grady, Stefan K. Schnopp, Scott Andreasen and each of them singly, our true and lawful attorneys with full power of substitution and re-substitution, to sign for us and in our names in the capacities indicated below the Registration Statement filed herewith and any and all amendments to the Registration Statement, and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Sprint Nextel Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments to said Registration Statements.

         Pursuant to the requirements of the Securities Act of 1933, this Power of Attorney has been signed by the following persons in the capacities and indicated on May 12, 2009.


                   Name                                          Title

/s/ Daniel R. Hesse
--------------------------------------------Chief Executive Officer and Director
(Daniel R. Hesse)                           (Principal Executive Officer)


/s/ Robert H. Brust
--------------------------------------------Chief Financial Officer
(Robert H. Brust)                           (Principal Financial Officer)


/s/ Charles L. Hall
--------------------------------------------Senior Vice President and Controller
(Charles L. Hall)                           (Principal Accounting Officer)


/s/ James H. Hance, Jr.
--------------------------------------------
(James H. Hance, Jr.)                       Chairman of the Board

/s/ Robert R. Bennett
--------------------------------------------
(Robert R. Bennett)                         Director

/s/ Gordon M. Bethune
--------------------------------------------
(Gordon M. Bethune)                         Director

/s/ Larry C. Glasscock
--------------------------------------------
(Larry C. Glasscock)                        Director

/s/ V. Janet Hill
--------------------------------------------
(V. Janet Hill)                             Director

/s/ Frank Ianna
--------------------------------------------
(Frank Ianna)                               Director



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




/s/ Sven-Christer Nilsson
--------------------------------------------
(Sven-Christer Nilsson)                     Director

/s/ William R. Nuti
--------------------------------------------
(William R. Nuti)                           Director

/s/ Rodney O'Neal
--------------------------------------------
(Rodney O'Neal)                             Director





                                  EXHIBIT INDEX

Exhibit
Number   Exhibits


4.1 Sprint Nextel Corporation Employees Stock Purchase Plan Amended and Restated effective April 1, 2009.

5.       Opinion and consent of Timothy O'Grady, Esq.

23.1     Consent of KPMG LLP.

23.2     Consent of Timothy O'Grady, Esq. is contained in his opinion filed as
         Exhibit 5.

24.      Power of Attorney is contained on page II-7 of this Registration
         Statement.









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